Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
August 4, 2022	212-460-4111

CON EDISON REPORTS 2022 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2022 second quarter net income for common stock of $255 million or $0.72 a share compared with $165 million or $0.48 a share in the 2021 second quarter. Adjusted earnings were $228 million or $0.64 a share in the 2022 period compared with $182 million or $0.53 a share in the 2021 period. Adjusted earnings and adjusted earnings per share in the 2022 and 2021 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable and sustainable electric projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), the related tax impact of such HLBV accounting on the parent company and the net mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share in the 2022 period exclude the tax impact on the parent company of the mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment loss related to Con Edison's investment in Stagecoach Gas Services LLC (Stagecoach) and the loss from the sale of a renewable electric project.

For the first six months of 2022, net income for common stock was $857 million or $2.42 a share compared with $584 million or $1.70 a share in the first six months of 2021. Adjusted earnings were $750 million or $2.12 a share in the 2022 period compared with $673 million or $1.95 a share in the 2021 period. Adjusted earnings and adjusted earnings per share in the 2022 and 2021 periods exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses, the related tax impact of such HLBV accounting on the parent company and the net mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of the mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach and the loss from the sale of a renewable electric project.

“We continue to support a reliable transition from fossil fuels to renewables to reduce carbon emissions and deliver a healthy future with opportunities for all,” said Timothy P. Cawley, the chairman and chief executive officer of Con Edison. “In progressing through this transition, we continue to remain focused on providing strong, stable returns for investors. Through our partnership with New York City, we've installed publicly available electric vehicle chargers in the five boroughs and we're collaborating with stakeholders to make even more investments in energy efficiency, renewables, the electrification of buildings, transportation, and other clean energy initiatives.”

For the year of 2022, Con Edison reaffirmed its previous forecast of adjusted earnings per share to be in the range of $4.40 to $4.60 per share. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the related tax impact of such HLBV accounting on the parent company (approximately $40 million or $0.11 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end. Con Edison is considering strategic alternatives with respect to its Clean Energy Businesses. Con Edison's forecast of adjusted earnings per share for the year of 2022 does not include the impact, if any, that may result from such evaluation.

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CON EDISON REPORTS 2022 SECOND QUARTER EARNINGS	page 2

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2022 and 2021. See Attachment B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2022 compared to the 2021 periods.

The company's 2022 Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2022 earnings release presentation will be available at www.conedison.com. (Select “For Investors” and then select “Press Releases.”)

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment loss related to Con Edison's investment in Stagecoach, the loss from the sale of a renewable electric project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and the related tax impact of such HLBV accounting and mark-to-market accounting on the parent company. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2022 SECOND QUARTER EARNINGS	page 3

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $14 billion in annual revenues and $65 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., the second-largest owner of solar electric projects in North America, which, through its subsidiaries develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries invests in electric transmission projects supporting its parent company’s effort to transition to clean, renewable energy. Con Edison Transmission manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.

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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2022	2021	2022	2021	2022	2021	2022	2021
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.72	$0.48	$255	$165	$2.42	$1.70	$857	$584

HLBV effects (pre-tax)	—	(0.14)	(1)	(47)	(0.14)	(0.14)	(49)	(45)
Income taxes (a)	—	0.04	—	14	0.05	0.04	15	14
HLBV effects (net of tax)	—	(0.10)	(1)	(33)	(0.09)	(0.10)	(34)	(31)
Net mark-to-market effects (pre-tax)	(0.11)	0.08	(38)	27	(0.30)	(0.12)	(106)	(40)
Income taxes (b)	0.03	(0.02)	12	(7)	0.09	0.03	33	10
Net mark-to-market effects (net of tax)	(0.08)	0.06	(26)	20	(0.21)	(0.09)	(73)	(30)
Loss from sale of a renewable electric project (pre-tax)	—	0.01	—	4	—	0.01	—	4
Income taxes (c)	—	—	—	(1)	—	—	—	(1)
Loss from sale of a renewable electric project (net of tax)	—	0.01	—	3	—	0.01	—	3
Impairment loss related to investment in Stagecoach (pre-tax)	—	0.11	—	39	—	0.62	—	211
Income taxes (d)	—	(0.03)	—	(12)	—	(0.19)	—	(64)
Impairment loss related to investment in Stagecoach (net of tax)	—	0.08	—	27	—	0.43	—	147

Adjusted earnings and adjusted earnings per share (non-GAAP basis)	$0.64	$0.53	$228	$182	$2.12	$1.95	$750	$673
(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 38% and 31% for the three and six months ended June 30, 2022, respectively, and a combined federal and state income tax rate of 31% for the three and six months ended June 30, 2021.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three and six months ended June 30, 2022, respectively, and a combined federal and state income tax rate of 24% and 26% for the three and six months ended June 30, 2021, respectively. Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of the mark-to-market effects of the Clean Energy Businesses ($3 million and $0.00 for the three months ended June 30, 2022, respectively, and $6 million and $0.02 for the six months ended June 30, 2022, respectively). Adjusted earnings and adjusted earnings per share for the 2021 period do not exclude the tax impact on the parent company of the mark-to-market effects of the Clean Energy Businesses (($2 million) and $0.00 for the three months ended June 30, 2021, and $2 million and $0.01 for the six months ended June 30, 2021, respectively).
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three and six months ended June 30, 2021.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three and six months ended June 30, 2021.

Attachment B

Variation for the Three Months Ended June 30, 2022 vs. 2021
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Lower health care and other employee benefits costs	$15	$0.05
Resumption of the billing of late payment charges and other fees to allowed rate plan levels	13	0.04
Lower costs related to heat events	8	0.02
Higher electric rate base	7	0.02
Higher gas rate base	7	0.02
Weather impact on steam revenues	6	0.02
Higher interest expense	(12)	(0.04)
Higher stock based compensation costs	(9)	(0.03)
Dilutive effect of stock issuances	—	(0.01)
Other	7	0.02
Total CECONY	42	0.11
O&R (a)
Electric base rate increase	3	0.01
Gas base rate increase	2	0.01
Other	3	—
Total O&R	8	0.02
Clean Energy Businesses
Net mark-to-market effects	49	0.14
Lower operation and maintenance expense from engineering, procurement and construction of renewable electric projects	46	0.13
Loss from sale of a renewable electric project in 2021	3	0.01
HLBV effects	(35)	(0.10)
Higher gas purchased for resale	(16)	(0.05)
Lower revenue from engineering, procurement and construction of renewable electric projects	(11)	(0.03)
Higher purchased power costs from renewable electric projects	(4)	(0.01)
Gain from sale of a renewable electric project in 2021	(4)	(0.01)
Higher depreciation and amortization expense	(3)	(0.01)
Dilutive effect of stock issuances	—	(0.01)
Other	(3)	—
Total Clean Energy Businesses	22	0.06
Con Edison Transmission
Impairment loss related to investment in Stagecoach in 2021	28	0.08
Lower interest expense	2	—
Lower investment income	(10)	(0.03)
Other	2	—
Total Con Edison Transmission	22	0.05
Other, including parent company expenses
Impairment tax benefits related to investment in Stagecoach in 2021	(1)	—
Tax impact of net mark-to-market effects (b)	(5)	—
Tax impact of HLBV tax effects	3	—
Other	(1)	—
Total Other, including parent company expenses	(4)	—
Total Reported (GAAP basis)	90	0.24
HLBV effects	32	0.10
Net mark-to-market effects (b)	(46)	(0.14)
Impairment loss related to investment in Stagecoach in 2021	(27)	(0.08)
Loss from sale of a renewable electric project in 2021	(3)	(0.01)
Total Adjusted (Non-GAAP basis)	$46	$0.11
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

b.Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of the mark-to-market effects ($3 million and $0.00 for the three months ended June 30, 2022, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 period do not exclude the tax impact on the parent company of the mark-to-market effects of the Clean Energy Businesses (($2 million) and $0.00 for the three months ended June 30, 2021, respectively).

Attachment C

Variation for the Six Months Ended June 30, 2022 vs. 2021
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher gas rate base	$36	$0.11
Resumption of the billing of late payment charges and other fees to allowed rate plan levels	27	0.08
Lower health care and other employee benefits costs	16	0.05
Higher electric rate base	13	0.04
Lower costs related to winter storms and heat events	10	0.03
Weather impact on steam revenues	2	0.01
Higher interest expense	(23)	(0.07)
Higher stock based compensation costs	(14)	(0.04)
Lower incentives earned under the electric and gas earnings adjustment mechanisms (EAMs)	(9)	(0.03)
Higher payroll taxes	(5)	(0.02)
Dilutive effect of stock issuances	—	(0.05)
Other	(1)	(0.01)
Total CECONY	52	0.10
O&R (a)
Electric base rate increase	5	0.01
Gas base rate increase	4	0.01
Other	3	0.01
Total O&R	12	0.03
Clean Energy Businesses
Lower operation and maintenance expense from engineering, procurement and construction of renewable electric projects	63	0.18
Net mark-to-market effects	49	0.14
Higher wholesale revenue	18	0.05
Loss from sale of a renewable electric project in 2021	3	0.01
HLBV effects	3	—
Higher gas purchased for resale	(46)	(0.13)
Higher purchased power costs from renewable electric projects	(4)	(0.01)
Gain from sale of a renewable electric project in 2021	(4)	(0.01)
Higher depreciation and amortization expense	(3)	(0.01)
Dilutive effect of stock issuances	—	(0.02)
Other	—	0.02
Total Clean Energy Businesses	79	0.22
Con Edison Transmission
Impairment loss related to investment in Stagecoach in 2021	153	0.44
Lower interest expense	5	0.01
Lower investment income	(15)	(0.04)
Total Con Edison Transmission	143	0.41
Other, including parent company expenses
Impairment tax benefits related to investment in Stagecoach in 2021	(6)	(0.01)
Tax impact of net mark-to-market effects (b)	(4)	(0.01)
Tax impacts of HLBV effects	—	(0.01)
Other	(3)	(0.01)
Total Other, including parent company expenses	(13)	(0.04)
Total Reported (GAAP basis)	273	0.72
Impairment tax benefits related to investment in Stagecoach in 2021	(147)	(0.43)
Net mark-to-market effects (b)	(43)	(0.12)
HLBV effects	(3)	0.01
Loss from sale of a renewable electric project in 2021	(3)	(0.01)
Total Adjusted (Non-GAAP basis)	$77	$0.17
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

b.Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of the mark-to-market effects of the Clean Energy Businesses ($6 million and $0.02 for the six months ended June 30, 2022, respectively). Adjusted earnings and adjusted earnings per share for the 2021 period do not exclude the tax impact on the parent company of the mark-to-market effects of the Clean Energy Businesses ($2 million and $0.01 for the six months ended June 30, 2021, respectively).